Exhibit 99.2

GulfShore Bank to be Acquired by

Seacoast Bank

Joseph L. Caballero President & CEO Denny S. Hudson III Chairman & CEO

Thank you to those who joined us for the All Associate Meeting yesterday evening. As you are aware, an agreement was signed that will allow Seacoast Banking Corporation of Florida to acquire GulfShore Bank. Headquartered in Stuart, Florida, Seacoast Bank is a 90 year old bank with approximately $4.5 billion in assets, $3.5 billion in deposits with 47 traditional branches, and five commercial banking centers. Seacoast’s offices stretch across 14 counties from Ft. Lauderdale, Boca Raton and West Palm Beach north through the Daytona Beach area, into Orlando and Central Florida, and west to Okeechobee and surrounding counties.

Over the coming months, we will work with Seacoast to ensure there is a smooth transition for our clients and for our employees. Leaders from both organizations will be visiting all GulfShore locations to answer questions you may have over the next few weeks. In the meantime, please take a look at the “Frequently Asked Questions” document attached.

Thank you for your understanding as we work through this process. As more information becomes available, we will be sure to keep you informed.

Thank you,
Joseph Caballero & Denny Hudson

Click here to view the external press release

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast Banking Corporation of Florida ("Seacoast") will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a proxy statement of GulfShore Bancshares, Inc. ("GulfShore") and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of GulfShore. Investors and security holders of GulfShore are urged to read the proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast's internet website or by contacting Seacoast.

Seacoast, GulfShore, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on April 7, 2016 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ materially from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks relating to the proposed GulfShore merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

ANSWERS TO YOUR MERGER QUESTIONS

NOVEMBER 4, 2016

GENERAL INFORMATION

Q: Who is Seacoast?

A: Since 1926, Seacoast Bank has a strong, stable presence with deep roots in the neighborhoods they serve and a secure place in the hearts of their clients. Seacoast Bank is a premier community bank serving over 96,000 households throughout Florida with 47 conveniently located branches and 5 commercial banking centers. Seacoast currently has over 750 associates and approximately $4.4 billion in assets. Learn more about Seacoast Bank by visiting SeacoastBank.com

EMPLOYEE

Q: What will happen to GulfShore Bank employees?

A: Employees will continue their current employment with GulfShore Bank as normal, including receiving their current compensation, benefits and incentive plans pending the completion of the merger.

Q: What will happen to my service?

A: As we approach conversion, Seacoast Bank Human Resources will be working with employees and their supervisors to determine employment opportunities with comparable compensation. Currently recognized service dates with GulfShore Bank will be recognized under the vacation and sick pay policies of Seacoast Bank.

Q: What will happen to my benefits?

A: As we approach conversion, Seacoast Bank Human Resources will offer immediate eligibility to participate in Seacoast’s benefit plans. These include medical, dental, 401K, stock purchase plan and health savings plan. Vision benefit eligibility is available at the beginning of each month.

Q: How will employees be kept informed during the transition?

A: Managers for GulfShore Bank will continue to be the employee’s primary source of information regarding the transition of this sale. Both teams are committed to timely and transparent communications when additional news or information is available.

Q: Who should I contact if I have any additional questions?

A: For questions related to HR policies, please contact Balbina Hyler.

CLIENTS

Q: When is the sale expected to close?

A: The sale is expected to close late in the 1st quarter or early in the 2nd quarter of 2017. The date of client account conversion will be mutually determined as we approach the sale date.

Q: How will clients benefit from the proposed merger?

A: Clients will benefit from the added convenience of more branches, more ATMs and a wider array of financial services. They will still have access to their accounts 24/7 with automated money phone, online and mobile banking, deposit accepting ATMs, and the additional convenience of live Florida-based Telephone Banking Representatives to assist them 24/7, 365 days a year.

ANSWERS TO YOUR MERGER QUESTIONS

NOVEMBER 4, 2016

Q: What should clients do right now?

A: Clients should continue banking as normal. Seacoast Bank and GulfShoreBank teams are working together to make this transition as smooth as possible for our clients. We will be sending out detailed information regarding their account(s) in the near future.

Q: Will client account numbers and product types change?

A: Again, more information will be coming soon as our teams finalize the transition plan. For now, account numbers and product types will not change at this time. Everything is business as usual.

Q: Will client account numbers and product types change?

A: Account numbers and product types will not change at this time.

Q: Are client deposits FDIC insured?

A: Yes. Just as their deposits are insured with GulfShore Bank, FDIC insurance will continue at Seacoast Bank.

Q: Can clients start using Seacoast Bank offices now?

A: No. Until the merger is completed, GulfShore Bank clients are not yet clients of Seacoast Bank.

ADDITIONAL CLIENT TALKING POINTS

•	GulfShore Bank clients are encouraged to continue banking as usual.

•	We ask that GulfShore Bank clients, who inquire about opening Seacoast Bank accounts now, not do so, as their accounts will automatically move to Seacoast at conversion.

•	Seacoast Bank and GulfShore Bank teams are working together to make this transition as smooth as possible for our clients. As we work through the process, we will communicate with clients all pertinent information.

•	As the sale date approaches, clients will receive a Welcome Packet detailing all the information relating to their accounts as well as any changes or benefits that will occur.

•	Clients can learn more about Seacoast Bank by visiting their website at SeacoastBank.com or their social media pages on Facebook and LinkedIn.

ANSWERS TO YOUR MERGER QUESTIONS

NOVEMBER 4, 2016

PRESS & MEDIA

Please direct all media inquiries to:

Jeff Lee

Seacoast Bank

EVP, Chief Marketing Officer & External Affairs
Jeff.Lee@SeacoastBank.com or 772-463-5294

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast Banking Corporation of Florida ("Seacoast") will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a proxy statement of GulfShore Bancshares, Inc. ("GulfShore") and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of GulfShore. Investors and security holders of GulfShore are urged to read the proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast's internet website or by contacting Seacoast.

Seacoast, GulfShore, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on April 7, 2016 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Notice Regarding Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks relating to the proposed GulfShore merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2015, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.

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